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                        TESTA, HURWITZ & THIBEAULT, LLP
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                                ATTORNEYS AT LAW
                       HIGH STREET TOWER, 125 HIGH STREET
OFFICE (617) 248-7000     BOSTON, MASSACHUSETTS 02110         FAX (617) 248-7100

                                           June 12, 1996

Mariner Health Group, Inc.
125 Eugene O'Neill Drive
New London, CT 06320


Ladies and Gentlemen:

     We are  acting as  counsel  for  Mariner  Health  Group,  Inc.,  a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-4 (No. 333-4266) (the "Registration Statement") and the prospectus forming a part thereof (the "Prospectus") under the Securities Act of 1933, as amended, of $150,000,000 aggregate principal amount of the Company's 9 1/2% Senior Subordinated Notes due 2006, Series B (the "Exchange Notes") proposed to be issued under an Indenture dated as of April 4, 1996 (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee, in exchange for the Company's 9 1/2% Senior Subordinated Notes due 2006, Series A (the "Notes").

    We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. We have assumed that the Exchange Notes will be sold as set forth in the Registration Statement, the Prospectus and the Letter of Transmittal set forth as an exhibit to the Registration
Statement. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, whether certified or not. We have assumed the conformity of the certificates for the Exchange Notes to the specimen of the certificate which is included as an exhibit to the Registration Statement. Our opinions expressed herein with respect to the validity and binding effect of the Exchange Notes are qualified to the extent that the validity and binding effect thereof may be limited by (i) applicable bankruptcy, reorganization, arrangements, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect and (ii) general principles of equity (whether considered in a proceeding at law or in equity).

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that the Exchange Notes have been duly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Notes as contemplated in the Prospectus, will be valid and binding obligations of the Company.



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TESTA, HURWITZ & THIBEAULT, LLP
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Mariner Health Group, Inc.
June 12, 1996
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                                 Very truly yours,

                                           /s/   TESTA, HURWITZ & THIBEAULT, LLP